Exhibit 10.10

Mr. Steven B. Leonard

222 Club Drive

Novato, CA 94945

415-722.1080

December 9, 2009

Ms. Kim Kaselionas

CIRCLE BANK

1400 Grant Avenue

Novato, CA 94945

RE:       Consultation Fee Agreement

    Acquisition of 999 Grant Note and Deed of Trust from Umpqua Bank

Kim,

In the event Circle Bank completes its acquisition of the Note and Deed of Trust from Umpqua Bank which is secured by 999 Grant Avenue, Novato, CA Circle Bank will agree to pay Steven B, Leonard $16,000 as a consulting fee for services rendered in connection with acquisition of this note. Please sign and return this letter as soon as possible.

Respectfully,

Steven B. Leonard

Agreed and Approved:

Circle Bank-Kim Kaselionas